Costimulatory T-cell engagement by the CD137/HER2 bispecific PRS-343 leads to strong anti-tumor effect in humanized mouse model Marlon J. Hinner, Rachida-Siham Bel Aiba, Corinna Schlosser, Alexander Wiedenmann, Andrea Allersdorfer, Thomas J. Jaquin, Gabriele Matschiner, Sven Berger, Ulrich Moebius, Christine Rothe, Shane A. Olwill Pieris Pharmaceuticals, Inc., 255 State Street, Boston, Massachusetts Exhibit 99.1

Background. CD137 (4-1BB) is a key costimulatory immunoreceptor and a member of the TNF-receptor (TNFR) superfamily. While multiple lines of evidence show that CD137 is a highly promising therapeutic target in cancer, current mAb-based approaches are not designed to achieve a tumor-target driven activation and may display toxicity and a limited therapeutic window due to peripheral T cell and NK cell activation. To overcome this limitation, we generated PRS-343, a CD137/HER2 bispecific that is designed to promote CD137 clustering by bridging CD137-positive T cells with HER2-positive tumor cells, thereby providing a potent costimulatory signal to tumor antigen-specific T cells. Methods. Anticalin® proteins are 18 kD protein therapeutics derived from human lipocalins. We utilized phage display to generate an Anticalin protein binding to CD137 with high affinity and specificity. PRS-343 was obtained by genetic fusion of the CD137-specific Anticalin protein to a variant of the HER2-targeting monoclonal antibody trastuzumab with an engineered IgG4 backbone. Results. The bispecific fusion PRS-343 targets CD137 and HER2 with nearly identical affinities compared to the parental building blocks, and is capable of binding both targets simultaneously. We show ex vivo that T cells are efficiently activated when incubated with PRS-343 and HER2-positive cells, and that the activation is HER2-dependent. The in vivo activity of PRS-343 was investigated utilizing a humanized mouse model with a tumor cell-line-derived, HER2-positive xenograft. When tumors had reached a predefined size, mice received human PBMC via an intravenous route and weekly intraperitoneal injections of PRS-343 or controls for three weeks. We found that PRS-343 led to strong tumor growth inhibition and a significantly better response compared to either isotype control or anti-CD137 benchmark mAbs. The data, which include phenotyping of peripheral and intra-tumoral lymphocytes, support the envisaged mode of action of tumor-localized costimulatory T cell activation. Conclusion. We report potent costimulatory T-cell engagement of the immunoreceptor CD137 in a HER2-dependent manner, utilizing the CD137/HER2 bispecific PRS-343. Compared to known CD137-targeting antibodies in clinical development, this approach has the potential to provide a more localized activation of the immune system with higher efficacy and reduced peripheral toxicity. The positive functional ex vivo and in vivo data of PRS-343 as well as the excellent developability profile support investigation of its anti-cancer activity in clinical trials. Abstract

Concept: tumor-specific and tumor-localized costimulatory activation of T cells Figure 1. Concept of costimulatory T cell engagement: Within a patient´s tumor, tumor-specific T cells are bridged with tumor cells by a costimulatory bispecific. The resulting clustering of the costimulatory T cell receptor provides a local co-activatory signal to the T cell, further enhancing its T cell receptor (TCR)-mediated activity and leading to tumor destruction. Toxic side effects are expected to be manageable, as target-negative cells do not lead to costimulation of T cells due to a lack of target-mediated receptor clustering, and healthy tissue is spared by tumor-costimulated T cells due to the absence of a primary, TCR-mediated signal. No activation No T cell costimulation in periphery Tumor cell Costimulatory bispecific Tumor-specific T Cell Clustering T cell receptor MHC-peptide Signal 2 Signal 1 Activation Tumor target Costimulatory receptor T cell costimulation in tumor

CD137 – the prime costimulatory receptor Background CD137 is mainly expressed on activated CD4+ and CD8+ T cells, activated B cells, and natural killer (NK) cells CD137 activation occurs via clustering by cell-surface expressed CD137 ligand (predominantly found on antigen-presenting cells) CD137-costimulated T- and NK-cells display enhanced proliferation, proinflammatory cytokine expression and killing capacity Target validation CD137 is a validated marker for tumor-reactive T cells in man1 Anti-CD137 mAbs improve expansion of CD8+ melanoma TIL in adoptive T cell therapy2 CD137 downstream signaling is key to success in clinical CAR-T3,4 CD137 costimulation in NK-cells is currently evaluated in clinical trials5 CD137 expression is localized in the tumor microenvironment6 Costimulatory T cell engagement via CD137 has been demonstrated using aptamer technology7

Building block: Anticalin targeting CD137 Discovery Phage display of lipocalin library against CD137, followed by affinity maturation Binding to CD137 KD = 2.3nM (SPR) EC50(FACS) = 5.9nM Non-competitive binding vs CD137L Biophysical properties 100% monomeric expression TM =74°C (DSC) Fully stable after 1 week at 37°C in PBS pH7.4, human plasma or mouse plasma Functional activity Ex vivo activation of T cells when coated; no activation when in solution

CD137/HER2 bispecifics: Genetic fusion of anti-CD137 Anticalin with modified trastuzumab bind both targets simultaneously C-terminal, light chain N-terminal, light chain C-terminal, heavy chain N-terminal, heavy chain α-HER2 α-CD137 Ac Figure 2. Design and dual target binding of four CD137/HER2 bispecifics. (A) Design: genetic fusions of backbone-engineered trastuzumab to the anti-CD137 Anticalin were generated to either one of the four termini of the antibody. The IgG1 backbone of trastuzumab was exchanged for an engineered IgG4 backbone. (B) Dual binding: CD137/HER2 bispecifics are capable of binding both targets at the same time according to Sandwich ELISA. Dual binding ELISA Design A B

Potent costimulatory T cell activation is dependent on both HER2 binding and bispecific geometry


IL-2 response
IL-2 response with HER2 block
IFN-γ response
IFN-γ response with HER2 block
bispecific
A
B
C
D
Construct A
construct A +Her2 block
Construct B
construct B +Her2 block
construct C
construct C +Her2 block
construct D
construct D +Her2 block
IL-2 [pg/mL]
IFN-γ [pg/mL]
concentration [nM]
ctrl

Brief methods.
SKBR3 tumor cells were grown overnight on 96-well plates that had been precoated with anti-CD3 antibody. The next day, T cells purified from healthy donor PBMC were added to the wells together with the titrated CD137/HER2 bispecific molecules (constructs A-D). After three days in culture, IL-2 and IFN-g levels in the culture supernatants were measured by an Electrochemoluminescence immunoassay. The experiment was performed also in the presence of an excess of trastuzumab to inhibit the binding of CD137/HER2 bispecifics to the SKBR3 cells.


IL-2
IFN-γ
T Cell
costimulatory bispecific (in solution)
Activation
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Signal 2
α-CD3 antibody
SKBR3 cell
culture dish

Drug candidate PRS-343 activates CD137 pathway only in presence of HER2-expressing cells


Luminescence
Jurkat reporter cell
Co-stimulatory bispecifics (in solution)
NFkB-luc2P
Activation
Signal 2
NCI-N87 cell
culture dish

- CD137 downstream signaling activation by the CD137/HER2 bispecific drug candidate PRS-343 was investigated by an NF-κB-luciferase reporter assay
- PRS-343 strongly activated the CD137 pathway in the presence of HER2^{high} NCI-N87 target cells; no activation occurred in the absence of NCI-N87 tumor cells
- An anti-CD137 benchmark activated the CD137 pathway both in the absence and presence of tumor cells


HER2high NCI-N87
no tumor cells
A
PRS-343
B
Anti-CD137 benchmark
RLU
concentration [nM]
0.00001
0.01
0.1
1
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20000
15000
10000
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40000

Figure 4. Activation of the CD137 signaling pathway in Jurkat T cells was measured by an NF-kB-Luciferase reporter assay. The luminescence signal was used as a relative measure of CD137 pathway activation. (A) PRS-343 drug candidate (solid line), negative control trastuzumab (light grey dashed line). (B) Anti-CD137 benchmark.

Brief methods.
HER2^{high} expressing NCI-N87 tumor cells were grown overnight on 96-well plates. Jurkat NF-κB reporter cells, over-expressing CD137 and carrying a NF-κB-Luciferase reporter gene, were then added to the plates together with the titrated CD137/HER2 bispecific construct PRS-343 (A) or anti-CD137 benchmark (B). After incubation, the T cell reporter signal was measured by luminescence. The impact of CD137-targeting on CD137 downstream signaling was also investigated in the absence of tumor cells at a single concentration of CD137 agonists (10nM).

Activity in humanized mouse model: PRS-343 leads to TGI and increased hCD45 cells in tumor

- Immuno-compromised mice engrafted with HER2-positive tumor cells (SKOV-3) were injected with human PBMC and treated over 3 weeks with PRS-343 or controls
- PRS-343 treatment at high dose (100µg/wk) and low dose (20µg/wk) resulted in stronger tumor growth inhibition (TGI) compared to isotype control or anti-CD137 benchmark
- IHC staining for the human lymphocyte marker CD45 shows increased frequency of human TIL for high dose PRS-343 – low dose PRS-343 does not show this effect
- Taken together these data are consistent with dual functionality of PRS-343
  - CD137-mediated activity: Expansion of TIL's in the tumor microenvironment suggests tumor-localized costimulatory T cell activation by PRS-343
  - HER2-mediated activity: TGI is observed with 20ug PRS-343, in the absence of TIL expansion, suggesting this activity may be driven by HER2 antagonism

A Tumor growth (median)



PBMC only
Isotype control
PRS-343 100µg
PRS-343 20µg
anti-CD137 mAb
median tumor vol [mm³]
350
250
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100
0
5
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20
days after start of treatment

B TIL (hCD45-staining of tumors)



no PBMC
Isotype 100µg
PRS-343 100µg
anti-CD137 benchmark 100µg
DAB-positive area of anti-hCD45 IHC [%]
25
20
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0
PBMC only
no PBMC
Isotype ctrl
PRS-343 100µg
PRS-343 20µg
anti-CD137 mAb

Figure 5. PRS-343 activity in NOG mice engrafted with HER-2 positive SKOV-3 cell line and human PBMC. (A) Median of tumor growth. Data points that no longer represent the full group size of 10 mice are connected by dotted lines. (B) Immunohistochemistry of tumors after study end. Sections of formalin-fixed and paraffin-embedded tumors (2 per group) were stained for human CD45 (top). The frequency of CD45-positive cells was quantified by dedicated software (bottom).

Brief methods. NOG mice were subcutaneously (s.c.) injected with SK-OV-3 cells and tumors were allowed to grow to an average of 120mm^3 prior to randomization into treatment groups (n=10). Mice were engrafted with fresh human PBMC intravenously (i.v.) into a tail vein and treatment commenced 1 hour later. Mice received 3 weekly intraperitoneal (i.p.) doses of treatment (20µg or 100µg) or control. Tumor growth was recorded twice weekly. Tumors from two mice were harvested on day 20 post treatment and assessed for infiltration of human T cells by immunohistochemistry.



Tumor engraft
(s.c.)
PBMC engraft
(2 donors)
D0 (i.v.)
TIL analysis
(IHC of tumors)
D20
D0
D7
D14
dose (i.p.)

Safety in humanized mouse model: PRS-343 avoids $CD8^+$ T_{eff} expansion in periphery unlike CD137 mAb

- Anti-CD137 mAb treatment led to accelerated graft-versus-host disease with significant mortality compared to control and PRS-343 groups on study day 20
- PBMC phenotyping results indicate that anti-CD137 mAb mortality is caused by strongly increased expansion of $CD8^+$ human effector T cells in anti-CD137 group compared to control or PRS-343 groups



A PBMC phenotyping at Day 19
hCD45+ of total PBMC at Day 19 [%]
0
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40
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PBMC only
no PBMC
Isotype control 100µg
PRS-343 100µg
PRS-343 20µg
anti-CD137 mAb
hCD3+CD8+ of hCD45+ at Day 19 [%]
0
20
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no PBMC
Isotype control 100µg
PRS-343 100µg
PRS-343 20µg
anti-CD137 mAb
B Mortality at Day 20
mortality at day 20
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PBMC only
no PBMC
Isotype control 100µg
PRS-343 100µg
PRS-343 20µg
anti-CD137 mAb

Figure 6. PBMC phenotyping and mortality in humanized NOG mouse SKOV-3 tumor model. (A) PBMC phenotyping. PBMC were isolated from mouse blood samples taken on day 19 after PBMC engraftment and analysed by multicolor FACS for human surface markers CD45, CD3 and CD8. (B) Mortality. Plotted values correspond to number of mice per group of ten that died spontaneously or needed to be sacrificed based on defined general condition criteria.

PRS-343 exhibits pharmacokinetics comparable to trastuzumab in mice and primates In mice, terminal half-life of PRS-343 at a dose of 10mg/kg lies at 21 days compared to 13 days for trastuzumab In cynomolgus monkey, the terminal half-life of PRS-343 at a dose of 3mg/kg lies at 99 hours compared to 86 hours for trastuzumab B A Figure 7. Pharmacokinetics of PRS-343 compared to trastuzumab: (A) Male CD-1 mice (3 mice per time point) were injected intravenously with test articles at a dose of 10mg/kg. (B) Male cynomolgus monkeys received test articles as an intravenous infusion at a dose of 3mg/kg. Drug levels were detected using Sandwich ELISA.

Summary Four CD137/HER2 bispecifics were generated based on genetic fusion of a high-affinity CD137-binding Anticalin and modified trastuzumab, displaying Excellent drug-like properties Simultaneous target engagement with an affinity comparable to parental building blocks Differential ability to activate T cells based on bispecific geometry Long, antibody-like terminal in vivo half-life The drug candidate, PRS-343, displays a differentiated profile when compared to benchmark CD137-targeting antibodies In vitro: PRS-343 induces strong T cell activation via tumor target-dependent costimulatory T cell engagement In vivo: PRS-343 leads to increased density of hCD45+ cells in the tumor, which supports a mode of action based on local activation of tumor-specific T cells In vivo: PRS-343 avoids the systemic peripheral activation of CD8+ T cells observed with benchmark CD137 antibody, which supports a better safety profile PRS-343 Path to clinic: IND-enabling activities are ongoing with an anticipated first-in-patient study planned for the first half of 2017 References. [1] Ye, Q. et al., Clin Canc Res 2014 Jan 1; 20(1):44-55. [2] Chacon, J. A. et al., PloS One 2013 8(4):e60031. [3] Kalos, M. et al., Sci Transl Med 2011 Aug 10; 3(95): 2-21. [4] Maude, S. L. et al., N Engl J Med 2014 Oct 16; 371(16):1507 – 1517. [5] Kohrt, H. et al, J Clin Invest. 2012 Mar;122(3):1066-75.[6] Palazon, A. et al., Cancer Discovery: 2012 (2): 608 – 623. [7] Pastor F. et al., Mol Ther. 2011 Oct;19(10):1878-86. [8] Mukai, Y. et al., Sci Signal.: 2010 (3): ra83. [9] Press, M. F. et al., Oncogene: 1990 5(7):953-62. Parts of images on this poster based on material from Servier Medical Art under a Creative Commons Attribution 3.0 unported license.